UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

Of the Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) March 20, 2014

CU BANCORP

(Exact name of registrant as specified in its charter)

California	001-35683	90-0779788
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

15821 Ventura Boulevard, Suite 100, Encino, California	91436
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code): (818) 257-7700

Not Applicable

(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 20, 2014, the Board of Directors (the “Board”) of CU Bancorp (the “Company”) the parent of wholly owned California United Bank, appointed Eric Kentor to the Board effective April 1, 2014 to serve until the Company’s next annual meeting and until a successor is elected and qualified. It is anticipated that Mr. Kentor will be recommended to serve as a member of the Compensation, Nominating and Corporate Governance and the Audit and Risk Committees of the Board.

Mr. Kentor is an attorney and works primarily with companies in the medical technology and clean tech “green” sectors. He was previously the Senior Vice President, General Counsel and Corporate Secretary of MiniMed Inc.

As a non-employee Director, Mr. Kentor will receive compensation in the same manner as the Company’s other non-employee directors. There are no agreements or arrangements pursuant to which Mr. Kentor has been appointed a Director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 25, 2014	CU BANCORP

/s/ Anita Wolman
Anita Wolman
Executive Vice President, General Counsel & Corporate Secretary

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